As Filed with the Securities and Exchange Commission on February 23, 2010

Registration No. 333-157354

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AutoNation, Inc.

(Exact name of registrant as specified in its charter)

Delaware	73-1105145
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

200 SW 1st Ave

Fort Lauderdale, FL 33301

(954) 769-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jonathan P. Ferrando

Executive Vice President, General Counsel and Secretary

200 SW 1st Ave

Fort Lauderdale, FL 33301

(954) 769-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional class of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, $0.01 par value
Preferred Stock, $0.01 par value
Debt Securities
Warrants
Subscription Rights
Depositary Shares
Stock Purchase Contracts
Units(2)
Guarantees of Debt Securities(3)

(1)	An indeterminate aggregate initial offering price, principal amount or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rule 456(b) and Rule 457(r), the Registrant is deferring payment of the registration fee.
(2)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(3)	Guarantees of the debt securities may be issued by subsidiaries of AutoNation, Inc. that are listed on the following page under the caption “Table of Additional Registrants.” Pursuant to Rule 457(o), no separate registration fee is payable in respect of the registration of the guarantees.

TABLE OF ADDITIONAL REGISTRANTS

Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
7 ROD REAL ESTATE NORTH, a limited liability company	Wyoming	84-1167321
7 ROD REAL ESTATE SOUTH, a limited liability company	Wyoming	84-1167320
Abraham Chevrolet-Miami, Inc.	Delaware	65-0802822
Abraham Chevrolet-Tampa, Inc.	Delaware	65-0802820
ACER Fiduciary, Inc.	Delaware	65-0945065
AL MAROONE FORD, LLC	Delaware	65-0944227
Albert Berry Motors, Inc.	Texas	74-1487498
Allison Bavarian	California	94-2707588
ALLISON BAVARIAN HOLDING, LLC	Delaware	20-5224408
ALL-STATE RENT A CAR, INC.	Nevada	88-0143152
American Way Motors, Inc.	Tennessee	62-1333714
AN CADILLAC OF WPB, LLC	Delaware	35-2234609
AN Central Region Management, LLC	Delaware	01-0756957
AN Chevrolet - Arrowhead, Inc.	Delaware	91-1933520
AN CHEVROLET OF PHOENIX, LLC	Delaware	52-2102866
AN CJ VALENCIA, INC.	Delaware	20-2859034
AN COLLISION CENTER OF ADDISON, INC.	Delaware	75-1053127
AN COLLISION CENTER OF NORTH HOUSTON, INC.	Delaware	26-3118395
AN Collision Center of Tempe, Inc.	Delaware	86-0928952
AN CORPORATE MANAGEMENT PAYROLL CORP.	Delaware	26-3725783
AN Corpus Christi Chevrolet, LP	Texas	32-0031564
AN Corpus Christi GP, LLC	Delaware	32-0031563
AN Corpus Christi Imports Adv. GP, LLC	Delaware	90-0080282
AN Corpus Christi Imports Adv., LP	Texas	90-0080295
AN Corpus Christi Imports GP, LLC	Delaware	27-0041420
AN Corpus Christi Imports II GP, LLC	Delaware	27-0041425
AN Corpus Christi Imports II, LP	Texas	32-0031566
AN Corpus Christi Imports, LP	Texas	32-0031567
AN CORPUS CHRISTI MOTORS, INC.	Delaware	20-5547917
AN Corpus Christi T. Imports GP, LLC	Delaware	27-0041422
AN Corpus Christi T. Imports, LP	Texas	13-4214051
AN County Line Ford, Inc.	Texas	75-1687008
AN Dealership Holding Corp.	Florida	65-0608572
AN Florida Region Management, LLC	Delaware	52-2135867
AN Fremont Luxury Imports, Inc.	Delaware	86-0928954
AN IMPORTS OF FT. LAUDERDALE, INC.	Delaware	20-5147883
AN IMPORTS OF LITHIA SPRINGS, LLC	Delaware	35-2229690
AN IMPORTS OF SPOKANE, INC.	Delaware	26-4461138
AN Imports on Weston Road, Inc.	Florida	59-1968718
AN LUXURY IMPORTS GP, LLC	Delaware	90-0121570
AN LUXURY IMPORTS HOLDING, LLC	Delaware	20-5682480
AN LUXURY IMPORTS OF PALM BEACH, INC.	Delaware	20-8671889
AN LUXURY IMPORTS OF PEMBROKE PINES, INC.	Delaware	22-3869449
AN Luxury Imports of Phoenix, Inc.	Delaware	26-4461301
AN LUXURY IMPORTS OF SAN DIEGO, INC.	Delaware	20-5682367
AN Luxury Imports of Sarasota, Inc.	Delaware	20-0551681
AN LUXURY IMPORTS OF SPOKANE, INC.	Delaware	27-1210937
AN Luxury Imports of Tucson, Inc.	Delaware	26-1182858
AN Luxury Imports, Ltd.	Texas	90-0121575
AN MOTORS OF DALLAS, INC.	Delaware	26-1769977
AN MOTORS OF DELRAY BEACH, INC.	Delaware	20-1405067
AN MOTORS OF SCOTTSDALE, LLC	Delaware	52-2102864
AN Pontiac GMC Houston North GP, LLC	Delaware	16-1641915
AN Pontiac GMC Houston North, LP	Texas	13-4214055
AN SUBARU MOTORS, INC.	Delaware	20-5685964
AN Texas Region Management, Ltd.	Texas	02-0654987
AN West Central Region Management, LLC	Delaware	02-0654986

Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
AN Western Region Management, LLC	Delaware	01-0756952
AN/CF Acquisition Corp.	Delaware	65-0927849
AN/FMK Acquisition Corp.	Delaware	65-0978211
AN/GMF, Inc.	Delaware	36-3087611
AN/KPBG Motors, Inc.	Washington	91-1739519
AN/MF Acquisition Corp.	Delaware	65-0961375
AN/MNI Acquisition Corp.	Delaware	65-1024377
AN/PF Acquisition Corp.	Delaware	65-0927848
AN/STD Acquisition Corp.	Delaware	65-0952134
Anderson Chevrolet	California	94-1503305
Anderson Chevrolet Los Gatos, Inc.	California	77-0262368
Anderson Cupertino, Inc.	California	65-0770033
Appleway Chevrolet, Inc.	Washington	91-0538143
Atrium Restaurants, Inc.	Florida	59-2424477
Auto Ad Agency, Inc.	Maryland	52-1295158
AUTO CAR HOLDING, LLC	Delaware	20-5225856
Auto Car, Inc.	California	68-0129623
AUTO HOLDING, LLC	Delaware	52-2107831
AUTO MISSION HOLDING, LLC	Delaware	20-5226182
Auto Mission Ltd.	California	94-3141091
Auto West, Inc.	California	94-2946518
Autohaus Holdings, Inc.	Delaware	80-0052569
AutoNation Benefits Company, Inc.	Florida	34-1135160
AutoNation Corporate Management, LLC	Delaware	22-3850167
AutoNation Dodge of Pembroke Pines, Inc.	Delaware	65-0948962
AutoNation Enterprises Incorporated	Florida	65-0608578
AUTONATION FINANCIAL SERVICES, LLC	Delaware	65-0725080
AutoNation Fort Worth Motors, Ltd.	Texas	65-1152832
AutoNation GM GP, LLC	Delaware	65-0944592
AutoNation Holding Corp.	Delaware	65-0723604
AutoNation Imports of Katy GP, LLC	Delaware	56-2307537
AutoNation Imports of Katy, L.P.	Texas	65-0957160
AutoNation Imports of Lithia Springs, Inc.	Delaware	65-1003051
AutoNation Imports of Longwood, Inc.	Delaware	65-1032195
AutoNation Imports of Palm Beach, Inc.	Delaware	65-1102140
AutoNation Imports of Winter Park, Inc.	Delaware	65-1032110
AutoNation Motors Holding Corp.	Delaware	65-1132563
AutoNation Motors of Lithia Springs, Inc.	Delaware	65-1002966
AutoNation North Texas Management GP, LLC	Delaware	33-1037931
AutoNation Northwest Management, LLC	Delaware	01-0756954
AutoNation Orlando Venture Holdings, Inc.	Delaware	65-1137521
AUTONATION OXNARD VENTURE HOLDINGS, INC.	Delaware	26-3454865
AutoNation Realty Corporation	Delaware	65-0711536
AutoNation USA of Perrine, Inc.	Delaware	65-0899807
AUTONATION V. IMPORTS OF DELRAY BEACH, LLC	Delaware	36-4558039
AutoNationDirect.com, Inc.	Delaware	65-0945066
Bankston Auto, Inc.	Texas	75-1336358
Bankston Chrysler Jeep of Frisco, L.P.	Texas	65-1052692
Bankston CJ GP, LLC	Delaware	56-2307538
BANKSTON FORD OF FRISCO, LTD. CO	Texas	75-2529822
Bankston Nissan in Irving, Inc.	Texas	75-1325663
Bankston Nissan Lewisville GP, LLC	Delaware	73-1670796
Bankston Nissan Lewisville, Ltd.	Texas	06-1699681
Bargain Rent-A-Car	California	95-3821161
Batfish, LLC	Colorado	84-1261352
BBCSS, Inc.	Arizona	58-2434441
Beach City Chevrolet Company, Inc.	California	95-1879646
BEACH CITY HOLDING, LLC	Delaware	20-5226233
Beacon Motors, Inc.	Florida	65-0582254
Bell Dodge, L.L.C.	Delaware	52-2102862
BENGAL MOTOR COMPANY, LTD.	Florida	59-2985277
Bengal Motors, Inc.	Florida	65-0165367
Bill Ayares Chevrolet, LLC	Delaware	47-0922618
BLEDSOE DODGE, LLC	Delaware	65-0944613

TABLE OF ADDITIONAL REGISTRANTS (CONTINUED)

Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Bob Townsend Ford, Inc.	Delaware	31-0669965
Body Shop Holding Corp.	Delaware	52-2124065
BOSC Automotive Realty, Inc.	Delaware	38-3262849
Brown & Brown Chevrolet - Superstition Springs, LLC	Arizona	86-0904747
Brown & Brown Chevrolet, Inc.	Arizona	86-0128003
Brown & Brown Nissan Mesa, L.L.C.	Arizona	86-0795376
Brown & Brown Nissan, Inc.	Arizona	86-0677220
BUICK MART LIMITED PARTNERSHIP	Georgia	88-0377744
BULL MOTORS, LLC	Delaware	65-0944614
C. Garrett, Inc.	Colorado	84-1264053
CARLISLE MOTORS, LLC	Delaware	65-0944616
CARWELL HOLDING, LLC	Delaware	20-5224795
CARWELL, LLC	Delaware	65-0944617
CERRITOS BODY WORKS HOLDING, LLC	Delaware	20-5225440
Cerritos Body Works, Inc.	California	33-0374316
CERRITOS IMPORTS HOLDING, LLC	Delaware	20-5226306
Cerritos Imports, Inc.	Delaware	52-2119516
CHAMPION CHEVROLET HOLDING, LLC	Delaware	20-5224897
CHAMPION CHEVROLET, LLC	Delaware	65-0944618
Champion Ford, Inc.	Texas	76-0171196
Charlie Hillard, Inc.	Texas	75-0922515
Charlie Thomas Chevrolet GP, LLC	Delaware	73-1670803
Charlie Thomas Chevrolet, Ltd.	Texas	20-0058033
Charlie Thomas Chrysler-Plymouth, Inc.	Texas	76-0010351
Charlie Thomas’ Courtesy GP, LLC	Delaware	73-1670811
Charlie Thomas Courtesy Leasing, Inc.	Texas	74-1850452
Charlie Thomas F. GP, LLC	Delaware	33-1062335
Charlie Thomas Ford, Ltd.	Texas	20-0058561
Charlie Thomas’ Courtesy Ford, Ltd.	Texas	06-1699682
CHESROWN AUTO, LLC	Delaware	65-0944619
CHESROWN CHEVROLET, LLC	Delaware	65-0944620
Chesrown Collision Center, Inc.	Colorado	84-1358588
Chesrown Ford, Inc.	Colorado	84-1164224
Chevrolet World, Inc.	Florida	59-2216673
Chuck Clancy Ford of Marietta, LLC	Delaware	47-0922626
CJ VALENCIA HOLDING, LLC	Delaware	20-5226043
Coastal Cadillac, Inc.	Florida	59-3023188
Consumer Car Care Corporation	Tennessee	62-1151481
Contemporary Cars, Inc.	Florida	59-1635976
Cook-Whitehead Ford, Inc.	Florida	59-1165955
Corporate Properties Holding, Inc.	Delaware	65-0948961
COSTA MESA CARS HOLDING, LLC	Delaware	20-5226339
Costa Mesa Cars, Inc.	California	33-0626084
Courtesy Auto Group, Inc.	Florida	59-2360236
Courtesy Broadway, LLC	Colorado	20-5417194
Covington Pike Motors, Inc.	Tennessee	58-1366612
CT Intercontinental GP, LLC	Delaware	33-1062337
CT Intercontinental, Ltd.	Texas	20-0057835
CT Motors, Inc.	Texas	76-0387042
D/L Motor Company	Florida	59-3237877
Deal Dodge of Des Plaines, Inc.	Illinois	36-3862968
Dealership Properties, Inc.	Nevada	74-2869002
Dealership Realty Corporation	Texas	76-0218062
Desert Buick-GMC Trucks, L.L.C.	Delaware	52-2102859
Desert Chrysler-Plymouth, Inc.	Delaware	88-0121640
Desert Dodge, Inc.	Nevada	88-0227814
Desert GMC, L.L.C.	Delaware	52-2102860
Desert Lincoln-Mercury, Inc.	Nevada	88-0168433
Dobbs Brothers Buick-Pontiac, Inc.	Tennessee	62-1038471
Dobbs Ford of Memphis, Inc.	Delaware	65-1065025
Dobbs Ford, Inc.	Florida	59-1584177
Dobbs Mobile Bay, Inc.	Alabama	62-1196110
Dobbs Motors of Arizona, Inc.	Arizona	93-0929951
Dodge of Bellevue, Inc.	Delaware	94-3009590
Don Mealey Chevrolet, Inc.	Florida	59-1553076
Don Mealey Imports, Inc.	Florida	59-3099049
Don-A-Vee Jeep-Eagle, Inc.	California	33-0203778

Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Downers Grove Dodge, Inc.	Delaware	36-2804667
Driver’s Mart Worldwide, Inc.	Virginia	38-3275555
EASTGATE FORD, INC.	Ohio	31-0736141
Ed Mullinax Ford, LLC	Delaware	57-1174464
Edgren Motor Company, Inc.	California	94-1561041
EDGREN MOTOR HOLDING, LLC	Delaware	20-5225254
EL MONTE IMPORTS HOLDING, LLC	Delaware	20-5226399
El Monte Imports, Inc.	Delaware	65-0881906
EL MONTE MOTORS HOLDING, LLC	Delaware	20-5226498
El Monte Motors, Inc.	Delaware	65-0881905
Elmhurst Auto Mall, Inc.	Illinois	36-4185090
EMICH CHRYSLER PLYMOUTH, LLC	Delaware	65-0944625
EMICH DODGE, LLC	Delaware	65-0944626
EMICH OLDSMOBILE, LLC	Delaware	65-0944593
EMICH SUBARU WEST, LLC	Delaware	65-0944597
Empire Services Agency, Inc.	Florida	65-0329882
Financial Services GP, LLC	Delaware	02-0695729
Financial Services, Ltd.	Texas	20-0057657
First Team Automotive Corp.	Delaware	59-3440254
First Team Ford of Manatee, Ltd.	Florida	59-3446538
First Team Ford, Ltd.	Florida	59-3366156
First Team Imports, Ltd.	Florida	59-3298470
First Team Jeep Eagle, Chrysler-Plymouth, Ltd.	Florida	59-3446556
First Team Management, Inc.	Florida	59-2714981
First Team Premier, Ltd.	Florida	59-3392621
FIT KIT HOLDING, LLC	Delaware	20-5225481
Fit Kit, Inc.	California	33-0115670
Florida Auto Corp.	Delaware	65-0837116
FORD OF GARDEN GROVE LIMITED PARTNERSHIP	Georgia	88-0377746
Ford of Kirkland, Inc.	Washington	91-1425985
Fox Chevrolet, LLC	Delaware	47-0922620
Fox Imports, LLC	Delaware	47-0922622
FOX MOTORS, LLC	Delaware	47-0922619
Fred Oakley Motors, Inc.	Delaware	75-1524534
FREMONT LUXURY IMPORTS HOLDING, LLC	Delaware	20-5226133
Ft. Lauderdale Nissan, Inc.	Florida	65-0273822
G.B. IMPORT SALES & SERVICE HOLDING, LLC	Delaware	20-5224826
G.B. IMPORT SALES & SERVICE, LLC	Delaware	65-0944605
GENE EVANS FORD, LLC	Delaware	65-0944608
George Sutherlin Nissan, LLC	Delaware	47-0922627
Government Boulevard Motors, Inc.	Alabama	62-1502108
Gulf Management, Inc.	Florida	59-2908603
Hayward Dodge, Inc.	Delaware	94-1689551
Hillard Auto Group, Inc.	Texas	75-1965005
Hollywood Imports Limited, Inc.	Florida	59-2025810
Hollywood Kia, Inc.	Florida	65-0619873
HORIZON CHEVROLET, INC.	Ohio	34-1245635
HOUSE OF IMPORTS HOLDING, LLC	Delaware	20-5226553
House of Imports, Inc.	California	95-2498811
Houston Auto M. Imports Greenway, Ltd.	Texas	20-0057720
Houston Auto M. Imports North, Ltd.	Texas	20-0058197
Houston Imports Greenway GP, LLC	Delaware	56-2307542
Houston Imports North GP, LLC	Delaware	56-2307540
Hub Motor Company, LLC	Delaware	47-0922628
IRVINE IMPORTS HOLDING, LLC	Delaware	20-5225601
Irvine Imports, Inc.	California	33-0374310
IRVINE TOYOTA/NISSAN/VOLVO LIMITED PARTNERSHIP	Georgia	88-0377749
JEMAUTCO, INC.	Ohio	31-1153168
JERRY GLEASON CHEVROLET, INC.	Illinois	36-2840037
Jerry Gleason Dodge, Inc.	Illinois	36-4074146
Jim Quinlan Chevrolet Co.	Delaware	59-1055603
Jim Quinlan Ford Lincoln-Mercury, Inc.	Florida	59-2690846
Joe MacPherson Ford	California	33-0180618

TABLE OF ADDITIONAL REGISTRANTS (CONTINUED)

Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Joe MacPherson Imports No. I	California	33-0745137
Joe MacPherson Infiniti	California	33-0127306
JOE MACPHERSON INFINITI HOLDING, LLC	Delaware	20-5224941
JOE MACPHERSON OLDSMOBILE	California	33-0293599
JOHN M. LANCE FORD, LLC	Delaware	65-0944184
J-R Advertising Company	Colorado	84-1177523
J-R Motors Company North	Colorado	84-1167355
J-R Motors Company South	Colorado	84-1167319
JRJ Investments, Inc.	Nevada	88-0199942
J-R-M MOTORS COMPANY NORTHWEST LLC	Colorado	84-1363627
Kenyon Dodge, Inc.	Florida	59-0479520
King’s Crown Ford, Inc.	Delaware	59-2018826
L.P. Evans Motors WPB, Inc.	Florida	59-0684221
L.P. Evans Motors, Inc.	Florida	59-0601584
Lance Children, Inc.	Ohio	34-1789728
Leesburg Imports, LLC	Delaware	06-1712528
Leesburg Motors, LLC	Delaware	06-1712525
Les Marks Chevrolet, Inc.	Texas	76-0375065
Lew Webb’s Ford, Inc.	California	33-0677560
LEW WEBB’S IRVINE NISSAN HOLDING, LLC	Delaware	20-5225321
Lew Webb’s Irvine Nissan, Inc.	California	33-0374313
Lewisville Imports GP, LLC	Delaware	16-1640974
Lewisville Imports, Ltd.	Texas	06-1647785
LEXUS OF CERRITOS LIMITED PARTNERSHIP	Georgia	88-0378242
Lot 4 Real Estate Holdings, LLC	Delaware	32-0103034
MacHoward Leasing	California	95-2267692
MACHOWARD LEASING HOLDING, LLC	Delaware	20-5224996
MacPherson Enterprises, Inc.	California	95-2706038
Magic Acquisition Corp.	Delaware	65-0711428
MAGIC ACQUISITION HOLDING, LLC	Delaware	20-5226582
Marks Family Dealerships, Inc.	Texas	74-1405873
Marks Transport, Inc.	Texas	76-0444883
Maroone Chevrolet Ft. Lauderdale, Inc.	Florida	65-0721018
MAROONE CHEVROLET, LLC	Delaware	65-0944183
MAROONE DODGE, LLC	Delaware	65-0944181
MAROONE FORD, LLC	Delaware	65-0944179
Maroone Management Services, Inc.	Florida	65-0721017
Maroone Oldsmobile, LLC	Delaware	52-2135875
MC/RII, LLC	Ohio	31-1751162
Mealey Holdings, Inc.	Florida	59-3280283
Mechanical Warranty Protection, Inc.	Florida	65-0062054
Metro Chrysler Jeep, Inc.	Florida	59-3002195
Midway Chevrolet, Inc.	Texas	75-1631858
Mike Hall Chevrolet, Inc.	Delaware	74-1940031
Mike Shad Chrysler Plymouth Jeep Eagle, Inc.	Florida	65-0731779
Mike Shad Ford, Inc.	Florida	65-0730472
MILLER-SUTHERLIN AUTOMOTIVE, LLC	Delaware	65-0944177
Mission Blvd. Motors, Inc.	California	94-3179908
MR. WHEELS HOLDING, LLC	Delaware	20-5225351
Mr. Wheels, Inc.	California	95-3050274
Mullinax East, LLC	Delaware	57-1174463
MULLINAX FORD NORTH CANTON, INC.	Ohio	34-1706005
Mullinax Ford South, Inc.	Florida	59-2745619
Mullinax Insurance Agency, Inc.	Ohio	34-1090817
Mullinax Lincoln-Mercury, Inc.	Delaware	34-1555317
Mullinax of Mayfield, LLC	Delaware	57-1174466
Mullinax Used Cars, Inc.	Ohio	34-1663489
Naperville Imports, Inc.	Delaware	65-1151451
NEWPORT BEACH CARS HOLDING, LLC	Delaware	20-5224604
NEWPORT BEACH CARS, LLC	Delaware	65-0944175
Nichols Ford, Ltd.	Texas	20-0057609
Nichols GP, LLC	Delaware	33-1062338
Nissan of Brandon, Inc.	Florida	59-2872723
Northpoint Chevrolet, LLC	Delaware	47-0922630

Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Northpoint Ford, Inc.	Delaware	65-0964278
Northwest Financial Group, Inc.	Washington	91-1666832
Ontario Dodge, Inc.	California	33-0380793
ORANGE COUNTY AUTOMOTIVE IMPORTS, LLC	Delaware	65-0944636
Payton-Wright Ford Sales, Inc.	Texas	75-1231297
Peyton Cramer Automotive	California	33-0612289
PEYTON CRAMER AUTOMOTIVE HOLDING, LLC	Delaware	20-5226609
PEYTON CRAMER F. HOLDING, LLC	Delaware	20-5225040
Peyton Cramer Ford	California	95-3410394
Peyton Cramer Infiniti	California	33-0567152
PEYTON CRAMER INFINITI HOLDING, LLC	Delaware	20-5226653
Peyton Cramer Jaguar	California	33-0567150
Peyton Cramer Lincoln-Mercury	California	33-0679879
PEYTON CRAMER LM HOLDING, LLC	Delaware	20-5224570
Pierce Automotive Corporation	Arizona	86-0811184
PIERCE, LLC	Delaware	65-0944638
Pitre Buick-Pontiac-GMC of Scottsdale, Inc.	Delaware	86-0928953
Pitre Chrysler-Plymouth-Jeep of Scottsdale, Inc.	Delaware	86-0928955
Pitre Chrysler-Plymouth-Jeep on Bell, Inc.	Delaware	86-0928950
Plains Chevrolet GP, LLC	Delaware	06-1699677
Plains Chevrolet, Ltd.	Texas	20-0058622
PMWQ, Inc.	Nevada	75-2748417
PMWQ, Ltd.	Texas	75-2748419
Port City Imports, Inc.	Texas	74-2403712
Prime Auto Resources, Inc.	California	33-0718037
Quality Nissan GP, LLC	Delaware	06-1699678
Quality Nissan, Ltd.	Texas	20-0058629
Quinlan Motors, Inc.	Florida	59-3268936
R. Coop Limited	Colorado	84-1251979
R.L. Buscher II, Inc.	Colorado	84-1171763
R.L. Buscher III, Inc.	Colorado	84-1171764
Real Estate Holdings, Inc.	Florida	65-0789583
Republic DM Property Acquisition Corp.	Delaware	52-2099740
Republic Resources Company	Delaware	51-0370517
Republic Risk Management Services, Inc.	Florida	65-0782124
Resources Aviation, Inc.	Florida	65-0858501
RI Merger Corp.	Colorado	84-1492421
RI/ASC Acquisition Corp.	Delaware	84-1491657
RI/BB Acquisition Corp.	Delaware	52-2127466
RI/BBNM Acquisition Corp	Arizona	86-0914399
RI/BRC Real Estate Corp.	California	65-0942312
RI/DM Acquisition Corp.	Delaware	52-2099741
RI/Hollywood Nissan Acquisition Corp.	Delaware	65-0784675
RI/LLC Acquisition Corp.	Colorado	84-1459545
RI/LLC-2 Acquisition Corp.	Colorado	84-1459544
RI/PII Acquisition Corp.	Delaware	52-2124965
RI/RMC Acquisition GP, LLC	Delaware	33-1062340
RI/RMC Acquisition, Ltd.	Texas	20-0057572
RI/RMP Acquisition Corp.	Delaware	52-2109996
RI/RMT Acquisition GP, LLC	Delaware	02-0695720
RI/RMT Acquisition, Ltd.	Texas	20-0058111
RI/WFI Acquisition Corporation	Delaware	52-2124969
RKR Motors, Inc.	Florida	65-0070349
ROSECRANS INVESTMENTS, LLC	Delaware	65-1093600
Roseville Motor Corporation	California	94-2922942
ROSEVILLE MOTOR HOLDING, LLC	Delaware	20-5225195
RRM Corporation	Delaware	52-2007719
Sahara Imports, Inc.	Nevada	86-0869592
SAHARA NISSAN, INC.	Nevada	88-0133547
SAUL CHEVROLET HOLDING, LLC	Delaware	20-5224718
SCM Realty, Inc.	Florida	59-2640748

TABLE OF ADDITIONAL REGISTRANTS (CONTINUED)

Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Service Station Holding Corp.	Delaware	65-0899829
SHAMROCK F. HOLDING, LLC	Delaware	20-5226693
Shamrock Ford, Inc.	California	94-2220473
Six Jays LLC	Colorado	84-1364768
SMI MOTORS HOLDING, LLC	Delaware	20-5226719
SMI Motors, Inc.	California	95-4399082
SMYTHE EUROPEAN HOLDING, LLC	Delaware	20-5225929
Smythe European, Inc.	California	94-2633163
SOUTHWEST DODGE, LLC	Delaware	65-0944643
SPITFIRE PROPERTIES, INC.	Florida	59-2484224
STAR MOTORS, LLC	Delaware	65-0944646
Steakley Chevrolet GP, LLC	Delaware	02-0695725
Steakley Chevrolet, Ltd.	Texas	20-0058140
Steeplechase Motor Company	Texas	76-0244476
STEVE MOORE CHEVROLET DELRAY, LLC	Delaware	65-0944647
STEVE MOORE CHEVROLET, LLC	Delaware	65-0944670
Steve Moore’s Buy-Right Auto Center, Inc.	Florida	65-0192329
Steve Rayman Pontiac-Buick-GMC-Truck, LLC	Delaware	65-0944669
STEVENS CREEK HOLDING, LLC	Delaware	20-5225154
Stevens Creek Motors, Inc.	California	94-3010181
Sunrise Nissan of Jacksonville, Inc.	Florida	59-3427446
Sunrise Nissan of Orange Park, Inc.	Florida	59-1357686
Sunset Pontiac-GMC Truck South, Inc.	Florida	59-3128431
Sunset Pontiac-GMC, Inc.	Michigan	38-1919584
Superior Nissan, Inc.	North Carolina	62-1306501
SUTHERLIN CHRYSLER-PLYMOUTH JEEP-EAGLE, LLC	Delaware	65-0944667
Sutherlin H. Imports, LLC	Delaware	47-0922631
Sutherlin Imports, LLC	Delaware	65-0944664
SUTHERLIN NISSAN, LLC	Delaware	65-0944665
Sutherlin Town Center, Inc.	Georgia	58-2241820
Tartan Advertising, Inc.	California	33-0191704
Tasha Incorporated	California	94-2512050
TAYLOR JEEP EAGLE, LLC	Delaware	65-0944662
Team Dodge, Inc.	Delaware	65-1040982
TERRY YORK MOTOR CARS HOLDING, LLC	Delaware	20-5226742
Terry York Motor Cars, Ltd.	California	95-3549353
Texan Ford Sales, Ltd.	Texas	20-0058068
Texan Ford, Inc.	Texas	76-0207034
Texan Lincoln-Mercury, Inc.	Delaware	76-0489587
Texan Sales GP, LLC	Delaware	02-0695727
Texas Management Companies LP, LLC	Delaware	52-2135873
The Consulting Source, Inc.	Florida	59-2183874
The Pierce Corporation II, Inc.	Arizona	86-0743383

Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Tinley Park A. Imports, Inc.	Delaware	52-2124968
Tinley Park J. Imports, Inc.	Delaware	52-2104777
Tinley Park V. Imports, Inc.	Delaware	84-1041105
TORRANCE NISSAN HOLDING, LLC	Delaware	20-5224866
TORRANCE NISSAN, LLC	Delaware	65-0944661
Tousley Ford, Inc.	Minnesota	41-0609970
Town & Country Chrysler Jeep, Inc.	Delaware	91-1197824
TOYOTA CERRITOS LIMITED PARTNERSHIP	Georgia	88-0377743
Triangle Corporation	Delaware	52-2025037
T-West Sales & Service, Inc.	Nevada	88-0235466
VALENCIA B. IMPORTS HOLDING, LLC	Delaware	20-5225959
Valencia B. Imports, Inc.	Delaware	20-0152054
Valencia Dodge	California	95-3935812
VALENCIA DODGE HOLDING, LLC	Delaware	20-5226772
VALENCIA H. IMPORTS HOLDING, LLC	Delaware	20-5226809
Valencia H. Imports, Inc.	Delaware	20-0152004
VALLEY CHEVROLET, LLC	Delaware	47-0922623
VANDERBEEK MOTORS HOLDING, LLC	Delaware	20-5226839
Vanderbeek Motors, Inc.	California	94-2494800
Vanderbeek Olds/GMC Truck, Inc.	California	68-0072435
VANDERBEEK TRUCK HOLDING, LLC	Delaware	20-5373982
VILLAGE MOTORS, LLC	Delaware	65-0944660
Vince Wiese Chevrolet, Inc.	Delaware	95-2703429
VINCE WIESE HOLDING, LLC	Delaware	20-5226871
W.O. Bankston Nissan, Inc.	Texas	75-1279211
WALLACE DODGE, LLC	Delaware	65-0944659
WALLACE FORD, LLC	Delaware	65-0944658
WALLACE LINCOLN-MERCURY, LLC	Delaware	65-0944657
WALLACE NISSAN, LLC	Delaware	65-0944655
Webb Automotive Group, Inc.	California	33-0338459
West Colton Cars, Inc.	California	77-0428114
West Side Motors, Inc.	Tennessee	62-1030139
Westgate Chevrolet GP, LLC	Delaware	06-1699676
Westgate Chevrolet, Ltd.	Texas	20-0058608
Westmont A. Imports, Inc.	Delaware	65-0725800
Westmont B. Imports, Inc.	Delaware	65-1151452
Westmont M. Imports, Inc.	Delaware	65-1151453
Woody Capital Investment Company II	Colorado	84-1167986
Woody Capital Investment Company III	Colorado	84-1167988
Working Man’s Credit Plan, Inc.	Texas	75-2458731
YORK ENTERPRISES HOLDING, LLC	Delaware	20-5226908

*	All Additional Registrants have the following principal executive office:

c/o AutoNation, Inc.

200 SW 1st Ave

Fort Lauderdale, Florida 33301

(954) 769-6000

EXPLANATORY NOTE

This Registration Statement on Form S-3 (Registration No. 333-157354) of AutoNation, Inc. and its subsidiary guarantor registrants (the “Registration Statement”) is being amended to (i) add certain subsidiaries of AutoNation, Inc. as co-registrants that are, or may potentially be, guarantors of some or all of the debt securities with respect to which offers and sales are registered under this Registration Statement; (ii) add the guarantees of such subsidiaries to the Registration Statement pursuant to Rule 413(b) of the Securities Act of 1933; and (iii) update the base prospectus that forms a part of the Registration Statement and certain other information in Part II of the Registration Statement.

PROSPECTUS

AutoNation, Inc.

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

GUARANTEES OF DEBT SECURITIES

WARRANTS

SUBSCRIPTION RIGHTS

DEPOSITARY SHARES

STOCK PURCHASE CONTRACTS

UNITS

We may from time to time offer to sell, together or separately, common stock, preferred stock, debt securities, guarantees of debt securities, warrants, subscription rights to purchase common stock or preferred stock, depositary shares or stock purchase contracts, as well as units that include any of these securities. The debt securities may consist of debentures, notes or other types of debt and may be guaranteed by certain of our subsidiaries. The preferred stock, debt securities, warrants and stock purchase contracts may be convertible or exercisable or exchangeable for common or preferred stock or other securities.

We will provide specific terms of these securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and any relevant prospectus supplement or free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you make your investment decision with respect to any offering.

Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “AN.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers. The prospectus supplement or free writing prospectus for an offering of securities will describe in detail the plan of distribution for that offering.

Investing in our securities involves certain risks. You should carefully consider the risks described under “Risk Factors” in our most recent annual report on Form 10-K, which is incorporated by reference herein, as well the other information contained or incorporated by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus before making a decision to invest in our securities. See “Risk Factors” on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 23, 2010

i

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included or incorporated herein regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “seek,” “project,” “will,” “would,” and similar expressions or expressions of the negative of these terms. Such statements are only predictions and, accordingly, are subject to substantial risks, uncertainties and assumptions.

We intend for our forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we set forth this statement in order to comply with such safe harbor provisions. Although we believe that the expectations, plans, intentions, and projections reflected in our forward-looking statements are reasonable, such statements are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. The risks, uncertainties, and other factors that our stockholders and prospective investors should consider include, but are not limited to, the following:

•

The automotive retailing industry is sensitive to changing economic conditions and various other factors. Our business and results of operations are substantially dependent on new vehicle sales levels in the United States and in our particular geographic markets and the level of gross profit margins that we can achieve on our sales of new vehicles, all of which are very difficult to predict.

•	Our results of operations and financial condition have been and could continue to be adversely affected by the unfavorable economic conditions in the United States.

•

Our revolving credit facility, term loan facility, mortgage facility, and the indenture relating to our senior unsecured notes contain certain financial ratios and other restrictions on our ability to conduct our business.

•	We are dependent upon the success and continued financial viability of the vehicle manufacturers and distributors with which we hold franchises.

•	Our substantial indebtedness could adversely affect our financial condition and operations and prevent us from fulfilling our debt service obligations.

•

Goodwill and other intangible assets comprise a significant portion of our total assets. We must test our intangible assets for impairment at least annually, which could result in a material, non-cash write-down of goodwill or franchise rights and could have a material adverse impact on our results of operations and stockholders’ equity.

•	Our new vehicle sales are impacted by the consumer incentive and marketing programs of vehicle manufacturers.

•	Natural disasters and adverse weather events can disrupt our business.

•

We are subject to restrictions imposed by and significant influence from vehicle manufacturers that may adversely impact our business, financial condition, results of operations, cash flows, and prospects, including our ability to acquire additional stores.

•

We are subject to numerous legal and administrative proceedings, which, if the outcomes are adverse to us, could materially adversely affect our business, results of operations, financial condition, cash flows, and prospects.

•

Our operations are subject to extensive governmental laws and regulations. If we are found to be in violation of or subject to liabilities under any of these laws or regulations, or if new laws or regulations are enacted that adversely affect our operations, our business, operating results, and prospects could suffer.

•

We are subject to interest rate risk in connection with our floorplan payable, revolving credit facility, term loan facility, and floating rate senior unsecured notes that could have a material adverse effect on our profitability.

•	Our largest stockholder, as a result of its voting ownership, may have the ability to exert substantial influence over actions to be taken or approved by our stockholders.

Please refer to our most recent Annual Report on Form 10-K and to our subsequent filings with the Securities and Exchange Commission (the “SEC”) for additional discussion of the foregoing risks. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the SEC. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or a free writing prospectus that will contain specific information about the terms of that offering. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any applicable prospectus supplement or free writing prospectus together with additional information described under the heading “Where You Can Find Additional Information” before deciding to invest in any of the securities being offered.

You should rely only on the information contained in or incorporated by reference in this prospectus or any related prospectus supplement or free writing prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

You should not assume that the information contained in this prospectus or any prospectus supplement or free writing prospectus is accurate on any date other than the date on the front cover of such documents or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any prospectus supplement or free writing prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus or any applicable prospectus supplement or free writing prospectus nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or free writing prospectus or in our affairs since the date of this prospectus or any applicable prospectus supplement or free writing prospectus.

For convenience, the terms “AutoNation,” “the Company,” “we,” “us,” and “our” are used in this prospectus to refer to AutoNation, Inc. and its subsidiaries, unless otherwise required by the context. Our dealership operations are conducted by our subsidiaries.

THE COMPANY

This summary highlights certain information about AutoNation, Inc. Because it is a summary, it does not contain all the information you should consider before investing in our securities. You should read carefully this entire prospectus, any prospectus supplement or free writing prospectus and the documents that we incorporate herein and therein by reference, including the sections entitled “Risk Factors” and our financial statements and related notes. You may obtain a copy of the documents that we incorporate by reference without charge by following the instructions in the section below entitled “Where You Can Find Additional Information.”

AutoNation, Inc., through its subsidiaries, is the largest automotive retailer in the United States. As of December 31, 2009, we owned and operated 246 new vehicle franchises from 203 stores located in major metropolitan markets, predominantly in the Sunbelt region of the United States. Our stores, which we believe are some of the most recognizable and well-known in our key markets, sell 33 different brands of new vehicles. The core brands of vehicles that we sell, representing approximately 96% of the new vehicles that we sold in 2009, are manufactured by Toyota, Ford, Honda, Nissan, General Motors, Mercedes, BMW, and Chrysler.

We offer a diversified range of automotive products and services, including new vehicles, used vehicles, parts and automotive services, and automotive finance and insurance products. We also arrange financing for vehicle purchases through third-party finance sources. We believe that the significant scale of our operations and the quality of our managerial talent allow us to achieve efficiencies in our key markets by, among other things, leveraging our market brands and advertising, improving asset management, implementing standardized processes, and increasing productivity across all of our stores.

We were incorporated in Delaware in 1991. Our principal executive offices are located at 200 SW 1st Ave, Fort Lauderdale, FL 33301, and our telephone number at that address is (954) 769-6000. We maintain a web site at www.autonation.com. Information contained in or accessed through our web site does not constitute a part of this prospectus.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider, among other things, (i) the risk factors identified under the heading “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K filed subsequent to such Annual Report on Form 10-K, (ii) the risk factors identified under the heading “Risk Factors” in any applicable prospectus supplement or free writing prospectus, and (iii) the other information set forth in this prospectus, in any applicable prospectus supplement or free writing prospectus, and in the documents incorporated by reference into this prospectus. For more information, see the section entitled “Where You Can Find Additional Information.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement or a free writing prospectus, the net proceeds from the sale of the securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Year Ended December 31,
	2009	2008	2007	2006	2005
Ratio of earnings to fixed charges	4.4	*	2.7	3.0	3.9

*	In the year ended December 31, 2008, earnings were insufficient to cover fixed charges by $1.40 billion due to non-cash impairment charges of $1.74 billion.

The ratio of earnings to fixed charges is calculated by dividing earnings, as defined, by fixed charges, as defined. For this purpose, “earnings” consist of income from continuing operations before taxes, earnings from unconsolidated affiliates and fixed charges. “Fixed charges” consist of interest on indebtedness, including floorplan interest, amortization of debt issuance costs and the estimated portion of rental expense we deem to be representative of the interest factor of rental payments under operating leases.

We did not have any preferred stock outstanding for the periods presented, and therefore the ratios of earnings to combined fixed charges and preferred stock dividends would be the same as the ratios of earnings to fixed charges presented above.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based on our Third Amended and Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”), our Amended and Restated By-Laws (our “By-Laws”) and applicable provisions of law. We have summarized certain portions of our Certificate of Incorporation and By-Laws below. The summary is not complete and is subject to, and is qualified in its entirety by, the applicable provisions of the Delaware General Corporation Law (“DGCL”), our Certificate of Incorporation and our By-Laws, which are incorporated by reference herein. You should read our Certificate of Incorporation and By-Laws for the provisions that are important to you.

Copies of our Certificate of Incorporation and By-Laws are available upon request. Please see “Where You Can Find Additional Information” below. As used in this “Description of Capital Stock,” the terms “our,” “ours” and “us” refer only to AutoNation, Inc., a Delaware corporation, and not, unless otherwise indicated, to any of its subsidiaries.

Capital Stock

Under our Certificate of Incorporation, our authorized capital stock consists of 1,500,000,000 shares of common stock, $0.01 par value, and 5,000,000 shares of preferred stock, $0.01 par value. As of February 12, 2010, there were 170,518,986 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

Our common stock is listed on the New York Stock Exchange under the ticker symbol “AN.” Each holder of shares of our common stock is entitled to one vote for each share held of record on the applicable record date on all matters submitted to a vote of stockholders. Subject to any preferential dividend rights granted to the holders of any shares of our preferred stock that may at the time be outstanding, holders of our common stock are entitled to receive dividends as may be declared from time to time by our Board of Directors (“Board”) out of funds legally available therefor. Upon any liquidation or dissolution of AutoNation, holders of our common stock are entitled to share pro rata in all remaining assets available for distribution to stockholders after payment or providing for our liabilities and the liquidation preference of any outstanding preferred stock. Holders of our common stock have no preemptive right to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.

Preferred Stock

Our Certificate of Incorporation authorizes our Board to create preferred stock in one or more classes or series and to fix for each such class or series the voting powers, designations, preferences and relative, participating, optional or other special rights and any qualifications, limitations or restrictions thereof. Our Board is authorized to, among other things, provide that any such class or series of preferred stock may be (i) entitled to voting powers, full or limited; (ii) subject to redemption at such time or times and at such price or prices as our Board may establish; (iii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series as our Board may establish; (iv) entitled to such rights upon the dissolution of us, or upon any distribution of our assets, as our Board may establish; or (v) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of ours at such price or prices or at such rates of exchange and with such adjustments as our Board may establish. Issuance of preferred stock could discourage bids for the common stock at a premium as well as create a depressive effect on the market price of the common stock. As of the date hereof, no shares of preferred stock are outstanding.

Certain Anti-Takeover Provisions of Our Certificate of Incorporation and By-Laws and the DGCL

Certain provisions in our Certificate of Incorporation and By-Laws and the DGCL may have the effect of delaying, deferring or discouraging another party from acquiring us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board.

Advance Notice of Shareholder Proposals or Nominations

Our By-Laws provide that shareholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a shareholder who was a shareholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our Corporate Secretary timely written notice, in proper form, of the shareholder’s intention to bring that proposal or nomination before the meeting. In addition to certain other applicable requirements, for a shareholder proposal or nomination to be properly brought before an annual meeting by a shareholder, such shareholder generally must have given notice thereof in proper written form to our Corporate Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. Our By-Laws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Special Meetings of Shareholders

Our By-Laws deny shareholders the right to call a special meeting of shareholders. Our By-Laws provide that only the Board may call special meetings of the shareholders. Stockholders are permitted under our By-Laws to act by written consent in lieu of a meeting.

Delaware General Corporation Law

We are a Delaware corporation and consequently are also subject to certain anti-takeover provisions of the DGCL. Subject to certain exceptions, Section 203 of the DGCL prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our Board or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person. Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period. This statute could prohibit or delay mergers or other takeover or change in control attempts not approved in advance by our Board and as a result could discourage attempts to acquire us, which could depress the market price of our common stock.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement or free writing prospectus a description of any debt securities, guarantees of debt securities, warrants, subscription rights to purchase common stock or preferred stock, depositary shares, stock purchase contracts or units that may be offered under this prospectus.

PLAN OF DISTRIBUTION

The securities being offered hereby may be sold by us:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers, including our affiliates;

•	through a combination of any such methods of sale; or

•	through any other methods described in the applicable prospectus supplement or free writing prospectus.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in a prospectus supplement or a free writing prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the SEC’s Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the site is http://www.sec.gov.

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.

This prospectus incorporates by reference the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information in the documents or filings that is deemed to have been furnished and not filed) after the date of this prospectus and prior to the termination of the offering.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on February 17, 2010;

•	Our Current Report on Form 8-K filed with the SEC on February 9, 2010;

•	The portions of our definitive proxy statement for our 2009 Annual Meeting of Stockholders that are deemed to have been filed and not furnished, filed with the SEC on March 23, 2009; and

•	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on June 17, 1997.

You may also request a copy of any documents incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in them), at no cost, by writing or telephoning us at the following address or telephone number:

AutoNation, Inc.

200 SW 1st Ave

Fort Lauderdale, FL 33301

Attention: Legal Department

Telephone: (954) 769-6000

LEGAL MATTERS

C. Coleman G. Edmunds, Senior Vice President, Deputy General Counsel and Assistant Secretary of the Company and Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois will pass upon the validity of any securities issued under this prospectus. Mr. Edmunds owns shares of our common stock, and holds stock options and restricted stock awards and may receive additional awards in the future. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements of AutoNation, Inc. as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2009 consolidated financial statements refers to the adoption of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (included in FASB ASC Topic 740, Income Taxes), effective January 1, 2007.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides that the Board shall have all powers and authority which may be granted to a board of directors of a corporation under the Delaware General Corporation Law (the “DGCL”) to provide indemnification for directors, officers, employees, and/or agents of the Company to the fullest extent permitted by law, subject however, to the rules against limitation on liability of directors as set forth in Section 102 of the DGCL, as amended from time to time.

In accordance with the requirements of Section 102 of the DGCL, the Certificate of Incorporation further provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach by a director of the duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends, or for unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

The Amended and Restated By-Laws of the Company (the “By-Laws”) provide for a series of indemnification powers and procedures that follow the language of Section 145 of the DGCL. Article VII of the By-Laws provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

The By-Laws provide that the Company’s obligation to indemnify directors and officers of the Company applies to actions brought by or in the right of the Company as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made (i) unless the indemnified person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company or (ii) in the event such person seeking indemnity was adjudged to be liable to the Company, unless the court, in its discretion, believes that in light of all the circumstances indemnification should nonetheless apply.

The By-Laws provide that the Company may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company similar to those rights conferred to directors and officers of the Company under Article VII.

The By-Laws provide that any decision as to indemnification, unless ordered by a court, shall be made: (a) by a majority vote of the directors who are not parties to such action, suit or proceeding (“disinterested directors”), even though less than a quorum; (b) by a committee of disinterested directors designated by a majority vote of all disinterested directors, even though less than a quorum; (c) if there are no such disinterested directors, or if such directors so direct, by independent legal counsel in a written opinion; or (d) by the stockholders. However, the By-Laws provide that a present or former director or officer of the Company who has been successful on the merits or otherwise in defense of any action, suit or proceeding for which indemnification would be appropriate as described above shall be indemnified without the necessity of authorization in the specific case.

The By-Laws provide that the Company shall pay expenses incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by such person to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification. Indemnification pursuant to these provisions is not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer.

The Company may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company. Under an insurance policy maintained by the Company, the directors and officers of the Company are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having been such directors or officers.

The above summary is qualified in its entirety by reference to the complete text of the DGCL, Certificate of Incorporation and the By-Laws.

ITEM 16.	EXHIBITS

Exhibit No.	Document

1.1	Form(s) of Underwriting Agreement*

4.1	Form of Indenture

4.2	Third Amended and Restated Certificate of Incorporation of AutoNation, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 13, 1999)

4.3	Amended and Restated By-Laws of AutoNation, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 8, 2008)

4.4	Form of debt securities*

4.5	Form of guarantee*

4.6	Form of any certificate of designation, preferences and rights with respect to any preferred stock issued hereunder*

4.7	Form of any preferred stock certificate*

4.8	Form of warrant agreement*

5.1	Opinion of C. Coleman G. Edmunds, Senior Vice President, Deputy General Counsel and Assistant Secretary of the Company**

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the guarantees covered by this Post-Effective Amendment No. 1 to Form S-3

12.1	Statement regarding computation of Consolidated Ratio of Earnings to Fixed Charges

23.1	Consent of KPMG LLP

23.2	Consent of C. Coleman G. Edmunds (included in exhibit 5.1)

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in exhibit 5.2)

24.1	Powers of Attorney (included on the signature pages of the Registration Statement)

25.1	Statement of Eligibility of Trustee on Form T-1*

*	To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.
**	Previously filed as an exhibit to the Registration Statement.

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) (a) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about a registrant or its securities provided by or on behalf of a registrant; and

(iv) Any other communication that is an offer in the offering made by a registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, Florida, on February 23, 2010.

AUTONATION, INC.

By:	/s/ MICHAEL J. JACKSON
Michael J. Jackson Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/S/ MICHAEL J. JACKSON Michael J. Jackson	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	February 23, 2010

/S/ MICHAEL J. SHORT Michael J. Short	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 23, 2010

/S/ MICHAEL J. STEPHAN Michael J. Stephan	Vice President — Corporate Controller (Principal Accounting Officer)	February 23, 2010

* Rick L. Burdick	Director	February 23, 2010

* William C. Crowley	Director	February 23, 2010

* David B. Edelson	Director	February 23, 2010

* Kim C. Goodman	Director	February 23, 2010

* Robert R. Grusky	Director	February 23, 2010

* Michael E. Maroone	Director	February 23, 2010

* Carlos A. Migoya	Director	February 23, 2010

*By:	/s/ MICHAEL J. JACKSON
Michael J. Jackson Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the below registrants certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, Florida, on February 23, 2010.

7 ROD REAL ESTATE NORTH, LLC

7 ROD REAL ESTATE SOUTH, LLC

ABRAHAM CHEVROLET-TAMPA, INC.

AL MAROONE FORD, LLC

ALBERT BERRY MOTORS, INC.

ALL-STATE RENT A CAR, INC.

AN CHEVROLET OF PHOENIX, LLC

AN CJ VALENCIA, INC.

AN CORPORATE MANAGEMENT PAYROLL CORP.

AN DEALERSHIP HOLDING CORP.

AN IMPORTS OF LITHIA SPRINGS, LLC

AN WEST CENTRAL REGION MANAGEMENT, LLC

AN/FMK ACQUISITION CORP.

AN/GMF, INC.

AN/KPBG MOTORS, INC.

AN/STD ACQUISITION CORP.

ANDERSON CHEVROLET

ANDERSON CHEVROLET LOS GATOS, INC.

ANDERSON CUPERTINO, INC.

ATRIUM RESTAURANTS, INC.

AUTO AD AGENCY, INC.

AUTO HOLDING, LLC

AUTO WEST, INC.

AUTONATION CORPORATE MANAGEMENT, LLC

AUTONATION ENTERPRISES INCORPORATED

AUTONATION MOTORS HOLDING CORP.

AUTONATION MOTORS OF LITHIA SPRINGS, INC.

AUTONATION NORTHWEST MANAGEMENT, LLC

AUTONATION REALTY CORPORATION

BANKSTON AUTO, INC.

BATFISH, LLC

BBCSS, INC.

BEACH CITY CHEVROLET COMPANY, INC.

BEACH CITY HOLDING, LLC

BLEDSOE DODGE, LLC

BOB TOWNSEND FORD, INC.

BOSC AUTOMOTIVE REALTY, INC.

CERRITOS IMPORTS, INC.

CHAMPION CHEVROLET HOLDING, LLC

CHAMPION CHEVROLET, LLC

CHAMPION FORD, INC.

CHARLIE THOMAS CHRYSLER-PLYMOUTH, INC.

CHESROWN AUTO, LLC

CJ VALENCIA HOLDING, LLC

CONSUMER CAR CARE CORPORATION

CORPORATE PROPERTIES HOLDING, INC.

COURTESY AUTO GROUP, INC.

DEAL DODGE OF DES PLAINES, INC.

DESERT CHRYSLER-PLYMOUTH, INC.

DESERT DODGE, INC.

DON-A-VEE JEEP-EAGLE, INC.

DOWNERS GROVE DODGE, INC.

DRIVER’S MART WORLDWIDE, INC.

EASTGATE FORD, INC.

EL MONTE MOTORS HOLDING, LLC

EL MONTE MOTORS, INC.

ELMHURST AUTO MALL, INC.

FLORIDA AUTO CORP.

FORD OF KIRKLAND, INC.

FOX IMPORTS, LLC

FRED OAKLEY MOTORS, INC.

HAYWARD DODGE, INC.

HOLLYWOOD KIA, INC.

HORIZON CHEVROLET, INC.

HUB MOTOR COMPANY, LLC

JEMAUTCO, INC.

JERRY GLEASON CHEVROLET, INC.

JERRY GLEASON DODGE, INC.

JOE MACPHERSON IMPORTS NO. I

JOE MACPHERSON OLDSMOBILE

J-M-R MOTORS COMPANY NORTHWEST LLC

KENYON DODGE, INC.

LES MARKS CHEVROLET, INC.

LEW WEBB’S FORD, INC.

LEW WEBB’S IRVINE NISSAN HOLDING, LLC

LEW WEBB’S IRVINE NISSAN, INC.

MACHOWARD LEASING

MARKS FAMILY DEALERSHIPS, INC.

MAROONE DODGE, LLC

MAROONE MANAGEMENT SERVICES, INC.

MAROONE OLDSMOBILE, LLC

MC/RII, LLC

MECHANICAL WARRANTY PROTECTION, INC.

METRO CHRYSLER JEEP, INC.

MIDWAY CHEVROLET, INC.

MIKE SHAD CHRYSLER PLYMOUTH JEEP EAGLE, INC.

MISSION BLVD. MOTORS, INC.

MULLINAX INSURANCE AGENCY, INC.

MULLINAX LINCOLN-MERCURY, INC.

MULLINAX OF MAYFIELD, LLC

ONTARIO DODGE, INC.

ORANGE COUNTY AUTOMOTIVE IMPORTS, LLC

PAYTON-WRIGHT FORD SALES, INC.

PEYTON CRAMER JAGUAR

PEYTON CRAMER LINCOLN-MERCURY

PEYTON CRAMER LM HOLDING, LLC

PITRE BUICK-PONTIAC-GMC OF SCOTTSDALE, INC.

PITRE CHRYSLER-PLYMOUTH-JEEP OF SCOTTSDALE, INC.

PITRE CHRYSLER-PLYMOUTH-JEEP ON BELL, INC.

PMWQ, INC.

PMWQ, LTD.

BY: PMWQ, INC.

ITS: GENERAL PARTNER

REAL ESTATE HOLDINGS, INC.

REPUBLIC DM PROPERTY ACQUISITION CORP.

REPUBLIC RESOURCES COMPANY

REPUBLIC RISK MANAGEMENT SERVICES, INC.

RESOURCES AVIATION, INC.

RI MERGER CORP.

RI/ASC ACQUISITION CORP.

RI/BBNM ACQUISITION CORP

RI/BRC REAL ESTATE CORP.

RI/DM ACQUISITION CORP.

RI/LLC-2 ACQUISITION CORP.

RI/PII ACQUISITION CORP.

RI/RMP ACQUISITION CORP.

RI/WFI ACQUISITION CORPORATION

ROSECRANS INVESTMENTS, LLC

RRM CORPORATION

SAUL CHEVROLET HOLDING, LLC

SCM REALTY, INC.

SERVICE STATION HOLDING CORP.

SHAMROCK F. HOLDING, LLC

SHAMROCK FORD, INC.

SIX JAYS LLC

SMI MOTORS HOLDING, LLC

SMI MOTORS, INC.

SOUTHWEST DODGE, LLC

SPITFIRE PROPERTIES, INC.

STEAKLEY CHEVROLET GP, LLC

STEAKLEY CHEVROLET, LTD.

BY: STEAKLEY CHEVROLET GP, LLC

ITS: GENERAL PARTNER

STEEPLECHASE MOTOR COMPANY

STEVE RAYMAN PONTIAC-BUICK-GMC-TRUCK, LLC

SUNSET PONTIAC-GMC TRUCK SOUTH, INC.

SUTHERLIN CHRYSLER-PLYMOUTH JEEP-EAGLE, LLC

TARTAN ADVERTISING, INC.

TAYLOR JEEP EAGLE, LLC

TEAM DODGE, INC.

TEXAN LINCOLN-MERCURY, INC.

THE CONSULTING SOURCE, INC.

THE PIERCE CORPORATION II, INC.

TINLEY PARK A. IMPORTS, INC.

TINLEY PARK J. IMPORTS, INC.

TINLEY PARK V. IMPORTS, INC.

TRIANGLE CORPORATION

VANDERBEEK OLDS/GMC TRUCK, INC.

VANDERBEEK TRUCK HOLDING, LLC

WALLACE DODGE, LLC

WALLACE LINCOLN-MERCURY, LLC

WEST COLTON CARS, INC.

WORKING MAN’S CREDIT PLAN, INC.

By:	/s/ MICHAEL E. MAROONE
Michael E. Maroone President

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individuals whose signature appears below hereby constitute and appoint Michael J. Jackson and Jonathan P. Ferrando, and each of them severally, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ MICHAEL E. MAROONE Michael E. Maroone	President and Director (Principal Executive Officer and Director)	February 23, 2010

/s/ CHERYL SCULLY Cheryl Scully	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 23, 2010

/s/ JONATHAN P. FERRANDO Jonathan P. Ferrando	Director	February 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the below registrants certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, Florida, on February 23, 2010.

ABRAHAM CHEVROLET-MIAMI, INC.

AN CADILLAC OF WPB, LLC

AN FLORIDA REGION MANAGEMENT, LLC

AN IMPORTS OF FT. LAUDERDALE, INC.

AN IMPORTS ON WESTON ROAD, INC.

AN LUXURY IMPORTS OF PALM BEACH, INC.

AN LUXURY IMPORTS OF PEMBROKE PINES, INC.

AN LUXURY IMPORTS OF SARASOTA, INC.

AN MOTORS OF DELRAY BEACH, INC.

AUTOHAUS HOLDINGS, INC.

AUTONATION DODGE OF PEMBROKE PINES, INC.

AUTONATION IMPORTS OF LONGWOOD, INC.

AUTONATION IMPORTS OF PALM BEACH, INC.

AUTONATION IMPORTS OF WINTER PARK, INC.

AUTONATION ORLANDO VENTURE HOLDINGS, INC.

AUTONATION USA OF PERRINE, INC.

AUTONATION V. IMPORTS OF DELRAY BEACH, LLC

BEACON MOTORS, INC.

BENGAL MOTOR COMPANY, LTD.

BY: BENGAL MOTORS, INC.

ITS: GENERAL PARTNER

BENGAL MOTORS, INC.

BODY SHOP HOLDING CORP.

BULL MOTORS, LLC

CARLISLE MOTORS, LLC

CHEVROLET WORLD, INC.

COASTAL CADILLAC, INC.

CONTEMPORARY CARS, INC.

D/L MOTOR COMPANY

DON MEALEY CHEVROLET, INC.

DON MEALEY IMPORTS, INC.

FIRST TEAM AUTOMOTIVE CORP.

FIRST TEAM FORD OF MANATEE, LTD.

BY: FIRST TEAM MANAGEMENT, INC.

ITS: GENERAL PARTNER

FIRST TEAM FORD, LTD.

BY: FIRST TEAM MANAGEMENT, INC.

ITS: GENERAL PARTNER

FIRST TEAM IMPORTS, LTD.

BY: FIRST TEAM MANAGEMENT, INC.

ITS: GENERAL PARTNER

FIRST TEAM JEEP EAGLE, CHRYSLER-PLYMOUTH, LTD.

BY: FIRST TEAM MANAGEMENT, INC.

ITS: GENERAL PARTNER

FIRST TEAM MANAGEMENT, INC.

FIRST TEAM PREMIER, LTD.

BY: FIRST TEAM MANAGEMENT, INC.

ITS: GENERAL PARTNER

FT. LAUDERDALE NISSAN, INC.

GULF MANAGEMENT, INC.

JIM QUINLAN CHEVROLET CO.

JIM QUINLAN FORD LINCOLN-MERCURY, INC.

KING’S CROWN FORD, INC.

L.P. EVANS MOTORS WPB, INC.

L.P. EVANS MOTORS, INC.

MAROONE FORD, LLC

MEALEY HOLDINGS, INC.

MIKE SHAD FORD, INC.

NISSAN OF BRANDON, INC.

QUINLAN MOTORS, INC.

RI/BB ACQUISITION CORP.

RI/HOLLYWOOD NISSAN ACQUISITION CORP.

RKR MOTORS, INC.

STAR MOTORS, LLC

STEVE MOORE CHEVROLET DELRAY, LLC

STEVE MOORE CHEVROLET, LLC

STEVE MOORE’S BUY-RIGHT AUTO CENTER, INC.

SUNRISE NISSAN OF JACKSONVILLE, INC.

SUNRISE NISSAN OF ORANGE PARK, INC.

SUNSET PONTIAC-GMC, INC.

SUTHERLIN IMPORTS, LLC

WALLACE FORD, LLC

WALLACE NISSAN, LLC

By:	/s/ JAMES R. BENDER
James R. Bender President

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individuals whose signature appears below hereby constitute and appoint Michael J. Jackson and Jonathan P. Ferrando, and each of them severally, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ JAMES R. BENDER James R. Bender	President and Sole Director (Principal Executive Officer and Director)	February 23, 2010

/s/ RONALD J. EBERHARDT Ronald J. Eberhardt	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the below registrants certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, Florida, on February 23, 2010.

HOLLYWOOD IMPORTS LIMITED, INC. MAROONE CHEVROLET FT. LAUDERDALE, INC. MAROONE CHEVROLET, LLC

By:	/s/ MICHAEL E. MAROONE
Michael E. Maroone President

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individuals whose signature appears below hereby constitute and appoint Michael J. Jackson and Jonathan P. Ferrando, and each of them severally, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ MICHAEL E. MAROONE Michael E. Maroone	President and Director (Principal Executive Officer and Director)	February 23, 2010

/s/ RONALD J. EBERHARDT Ronald J. Eberhardt	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 23, 2010

/s/ JAMES R. BENDER James R. Bender	Director	February 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the below registrant certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, Florida, on February 23, 2010.

EMPIRE SERVICES AGENCY, INC.

By:	/s/ MICHAEL E. MAROONE
Michael E. Maroone President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individual whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them severally, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following person in the capacity and on the date indicated.

Signature	Title(s)	Date

/s/ MICHAEL E. MAROONE	President, Treasurer, and Sole Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director)	February 23, 2010
Michael E. Maroone

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the below registrants certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, Georgia, on February 23, 2010.

AMERICAN WAY MOTORS, INC.	FOX CHEVROLET, LLC	MILLER-SUTHERLIN AUTOMOTIVE, LLC
AN CENTRAL REGION MANAGEMENT, LLC	FOX MOTORS, LLC	MULLINAX EAST, LLC
AN/CF ACQUISITION CORP.	GENE EVANS FORD, LLC	MULLINAX FORD NORTH CANTON, INC.
AN/MF ACQUISITION CORP.	GEORGE SUTHERLIN NISSAN, LLC	MULLINAX FORD SOUTH, INC.
AN/MNI ACQUISITION CORP.	GOVERNMENT BOULEVARD MOTORS, INC.	MULLINAX USED CARS, INC.
AUTONATION IMPORTS OF LITHIA SPRINGS,	JOHN M. LANCE FORD, LLC	NAPERVILLE IMPORTS, INC.
INC.	J-R ADVERTISING COMPANY	NORTHPOINT CHEVROLET, LLC
BILL AYARES CHEVROLET, LLC	J-R MOTORS COMPANY NORTH	NORTHPOINT FORD, INC.
C. GARRETT, INC.	BY: WOODY CAPITAL INVESTMENT CO. III	R. COOP LIMITED
CHESROWN CHEVROLET, LLC	ITS: GENERAL PARTNER	R.L. BUSCHER II, INC.
CHESROWN COLLISION CENTER, INC.	BY: R. COOP LIMITED	R.L. BUSCHER III, INC.
CHESROWN FORD, INC.	ITS: GENERAL PARTNER	RI/LLC ACQUISITION CORP.
CHUCK CLANCY FORD OF MARIETTA, LLC	BY: R.L. BUSCHER III, INC.	SUPERIOR NISSAN, INC.
COOK-WHITEHEAD FORD, INC.	ITS: GENERAL PARTNER	SUTHERLIN H. IMPORTS, LLC
COURTESY BROADWAY, LLC	J-R MOTORS COMPANY SOUTH	SUTHERLIN NISSAN, LLC
COVINGTON PIKE MOTORS, INC.	BY: WOODY CAPITAL INVESTMENT CO. II	SUTHERLIN TOWN CENTER, INC.
DOBBS BROTHERS BUICK-PONTIAC, INC.	ITS: GENERAL PARTNER	TOUSLEY FORD, INC.
DOBBS FORD OF MEMPHIS, INC.	BY: C. GARRETT, INC.	VALLEY CHEVROLET, LLC
DOBBS FORD, INC.	ITS: GENERAL PARTNER	VILLAGE MOTORS, LLC
DOBBS MOBILE BAY, INC.	BY: R.L. BUSCHER II, INC.	WEST SIDE MOTORS, INC.
ED MULLINAX FORD, LLC	ITS: GENERAL PARTNER	WESTMONT A. IMPORTS, INC.
EMICH CHRYSLER PLYMOUTH, LLC	LANCE CHILDREN, INC.	WESTMONT B. IMPORTS, INC.
EMICH DODGE, LLC	LEESBURG IMPORTS, LLC	WESTMONT M. IMPORTS, INC.
EMICH OLDSMOBILE, LLC	LEESBURG MOTORS, LLC	WOODY CAPITAL INVESTMENT COMPANY II
EMICH SUBARU WEST, LLC	LOT 4 REAL ESTATE HOLDINGS, LLC	WOODY CAPITAL INVESTMENT COMPANY III

By:	/s/ HENRY S. PHILLIPS
Henry S. Phillips President

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individuals whose signature appears below hereby constitute and appoint Michael J. Jackson and Jonathan P. Ferrando, and each of them severally, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ HENRY S. PHILLIPS	President and Sole Director (Principal Executive Officer and Director)	February 23, 2010
Henry S. Phillips

/s/ MITCH MCGUIRE	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 23, 2010
Mitch McGuire

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the below registrants certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on February 23, 2010.

AN COLLISION CENTER OF ADDISON, INC.

AN COLLISION CENTER OF NORTH HOUSTON,

INC.

AN CORPUS CHRISTI CHEVROLET, LP

BY: AN CORPUS CHRISTI GP, LLC

ITS: GENERAL PARTNER

AN CORPUS CHRISTI GP, LLC

AN CORPUS CHRISTI IMPORTS ADV. GP, LLC

AN CORPUS CHRISTI IMPORTS ADV., LP

BY: AN CORPUS CHRISTI IMPORTS ADV GP,

LLC

ITS: GENERAL PARTNER

AN CORPUS CHRISTI IMPORTS GP, LLC

AN CORPUS CHRISTI IMPORTS II GP, LLC

AN CORPUS CHRISTI IMPORTS II, LP

BY: AN CORPUS CHRISTI IMPORTS II GP, LLC

ITS: GENERAL PARTNER

AN CORPUS CHRISTI IMPORTS, LP

BY: AN CORPUS CHRISTI IMPORTS GP, LLC

ITS: GENERAL PARTNER

AN CORPUS CHRISTI MOTORS, INC.

AN CORPUS CHRISTI T. IMPORTS GP, LLC

AN CORPUS CHRISTI T. IMPORTS, LP

BY: AN CORPUS CHRISTI T. IMPORTS GP, LLC

ITS: GENERAL PARTNER

AN COUNTY LINE FORD, INC.

AN LUXURY IMPORTS GP, LLC

AN LUXURY IMPORTS, LTD.

BY: AN LUXURY IMPORTS GP, LLC

ITS: GENERAL PARTNER

AN MOTORS OF DALLAS, INC.

AN PONTIAC GMC HOUSTON NORTH GP, LLC

AN PONTIAC GMC HOUSTON NORTH, LP

BY: AN PONTIAC GMC HOUSTON NORTH GP,

LLC

ITS: GENERAL PARTNER

AN TEXAS REGION MANAGEMENT, LTD.

BY: AN NORTH TEXAS MANAGEMENT GP, LLC

ITS: GENERAL PARTNER

AUTONATION FORT WORTH MOTORS, LTD.

BY: AUTONATION GM GP, LLC

ITS: GENERAL PARTNER

AUTONATION GM GP, LLC

AUTONATION IMPORTS OF KATY GP, LLC

AUTONATION IMPORTS OF KATY, L.P.

BY: AUTONATION IMPORTS OF KATY,

GP LLC

ITS: GENERAL PARTNER

AUTONATION NORTH TEXAS

MANAGEMENT GP, LLC

BANKSTON CHRYSLER JEEP OF FRISCO, L.P.

BY: BANKSTON CJ GP, LLC

ITS: GENERAL PARTNER

BANKSTON CJ GP, LLC

BANKSTON FORD OF FRISCO, LTD. CO.

BANKSTON NISSAN IN IRVING, INC.

BANKSTON NISSAN LEWISVILLE GP, LLC

BANKSTON NISSAN LEWISVILLE, LTD.

BY: BANKSTON NISSAN LEWISVILLE GP,LTD.

ITS: GENERAL PARTNER

CHARLIE HILLARD, INC.

CHARLIE THOMAS CHEVROLET GP, LLC

CHARLIE THOMAS CHEVROLET, LTD.

BY: CHARLIE THOMAS CHEVROLET GP, LLC

ITS: GENERAL PARTNER

CHARLIE THOMAS’ COURTESY GP, LLC

CHARLIE THOMAS COURTESY LEASING,INC.

CHARLIE THOMAS F. GP, LLC

CHARLIE THOMAS FORD, LTD.

BY: CHARLIE THOMAS F. GP, LLC

ITS: GENERAL PARTNER

CHARLIE THOMAS’ COURTESY FORD, LTD.

BY: CHARLIE THOMAS’ COURTESY GP, LLC

ITS: GENERAL PARTNER

CT INTERCONTINENTAL GP, LLC

CT INTERCONTINENTAL, LTD.

BY: CT INTERCONTINENTAL GP, LLC

ITS: GENERAL PARTNER

CT MOTORS, INC.

FINANCIAL SERVICES GP, LLC

FINANCIAL SERVICES, LTD.

BY: FINANCIAL SERVICES GP, LLC

ITS: GENERAL PARTNER

HILLARD AUTO GROUP, INC.

HOUSTON AUTO M. IMPORTS GREENWAY,LTD.

BY: HOUSTON IMPORTS GREENWAY GP, LLC

ITS: GENERAL PARTNER

HOUSTON AUTO M. IMPORTS NORTH, LTD.

BY: HOUSTON IMPORTS NORTH GP, LLC

ITS: GENERAL PARTNER

HOUSTON IMPORTS GREENWAY GP, LLC

HOUSTON IMPORTS NORTH GP, LLC

LEWISVILLE IMPORTS GP, LLC

LEWISVILLE IMPORTS, LTD.

BY: LEWISVILLE IMPORTS GP, LLC

ITS: GENERAL PARTNER

MARKS TRANSPORT, INC.

MIKE HALL CHEVROLET, INC.

NICHOLS FORD, LTD.

BY: NICHOLS GP, LLC

ITS: GENERAL PARTNER

NICHOLS GP, LLC

PLAINS CHEVROLET GP, LLC

PLAINS CHEVROLET, LTD.

BY: PLAINS CHEVROLET GP, LLC

ITS: GENERAL PARTNER

PORT CITY IMPORTS, INC.

QUALITY NISSAN GP, LLC

QUALITY NISSAN, LTD.

BY: QUALITY NISSAN GP, LLC

ITS: GENERAL PARTNER

RI/RMC ACQUISITION GP, LLC

RI/RMC ACQUISITION, LTD.

BY: RI/RMC ACQUISITION GP, LLC

ITS: GENERAL PARTNER

RI/RMT ACQUISITION GP, LLC

RI/RMT ACQUISITION, LTD.

BY: RI/RMT ACQUISITION GP, LLC

ITS: GENERAL PARTNER

TEXAN FORD SALES, LTD.

BY: TEXAN SALES GP, LLC

ITS: GENERAL PARTNER

TEXAN FORD, INC.

TEXAN SALES GP, LLC

TEXAS MANAGEMENT COMPANIES LP, LLC

W.O. BANKSTON NISSAN, INC.

WESTGATE CHEVROLET GP, LLC

WESTGATE CHEVROLET, LTD.

BY: WESTGATE CHEVROLET GP, LLC

ITS: GENERAL PARTNER

By:	/s/ DANIEL G. AGNEW
Daniel G. Agnew President

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individuals whose signature appears below hereby constitute and appoint Michael J. Jackson and Jonathan P. Ferrando, and each of them severally, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ DANIEL G. AGNEW	President and Sole Director (Principal Executive Officer and Director)	February 23, 2010
Daniel G. Agnew

/s/ IAN SWARTZ	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 23, 2010
Ian Swartz

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the below registrant certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, California, on February 23, 2010.

COSTA MESA CARS, INC.

By:	/s/ BRIAN MCENROE
Brian McEnroe President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individual whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them severally, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following person in the capacity and on the date indicated.

Signature	Title(s)	Date

/s/ BRIAN MCENROE	President, Treasurer, and Sole Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director)	February 23, 2010
Brian McEnroe

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the below registrant certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Encinitas, California, on February 23, 2010.

AN LUXURY IMPORTS OF SAN DIEGO, INC.

By:	/s/ BRIAN WOOD
Brian Wood President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individual whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them severally, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following person in the capacity and on the date indicated.

Signature	Title(s)	Date

/s/ BRIAN WOOD Brian Wood	President, Treasurer, and Sole Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director)	February 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the below registrant certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valencia, California, on February 23, 2010.

VALENCIA H. IMPORTS, INC.

By:	/s/ CARLOS DOMINGUEZ
Carlos Dominguez President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individual whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them severally, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following person in the capacity and on the date indicated.

Signature	Title(s)	Date

/s/ CARLOS DOMINGUEZ Carlos Dominguez	President, Treasurer, and Sole Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director)	February 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the below registrant certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, California, on February 23, 2010.

CARWELL, LLC

By:	/s/ CHARLIE ALFANO
Charlie Alfano President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individual whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them severally, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following person in the capacity and on the date indicated.

Signature	Title(s)	Date

/s/ CHARLIE ALFANO Charlie Alfano	President, Treasurer, and Sole Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director)	February 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the below registrant certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valencia, California, on February 23, 2010.

VINCE WIESE CHEVROLET, INC.

By:	/s/ CHUCK COIA
Chuck Coia President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individual whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them severally, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following person in the capacity and on the date indicated.

Signature	Title(s)	Date

/s/ CHUCK COIA Chuck Coia	President, Treasurer, and Sole Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director)	February 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the below registrants certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, California, on February 23, 2010.

G.B. IMPORT SALES & SERVICE, LLC

PEYTON CRAMER FORD

By:	/s/ DAN TURNER
Dan Turner President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individual whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them severally, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following person in the capacity and on the date indicated.

Signature	Title(s)	Date

/s/ DAN TURNER Dan Turner	President, Treasurer, and Sole Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director)	February 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the below registrant certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valencia, California, on February 23, 2010.

MAGIC ACQUISITION CORP.

By:	/s/ DENNIS HAWKING
Dennis Hawking President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individual whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them severally, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following person in the capacity and on the date indicated.

Signature	Title(s)	Date

/s/ DENNIS HAWKING Dennis Hawking	President, Treasurer, and Sole Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director)	February 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the below registrant certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tustin, California, on February 23, 2010.

JOE MACPHERSON FORD

By:	/s/ GEORGE SHIRE
George Shire President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individual whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them severally, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following person in the capacity and on the date indicated.

Signature	Title(s)	Date

/s/ GEORGE SHIRE George Shire	President, Treasurer, and Sole Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director)	February 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the below registrant certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseville, California, on February 23, 2010.

AUTO CAR, INC.

By:	/s/ GERALD GONZALVES
Gerald Gonzalves President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individual whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them severally, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following person in the capacity and on the date indicated.

Signature	Title(s)	Date

/s/ GERALD GONZALVES Gerald Gonzalves	President, Treasurer, and Sole Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director)	February 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the below registrant certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, California, on February 23, 2010.

ALLISON BAVARIAN

By:	/s/ HUCK HIBBERD
Huck Hibberd President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individual whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them severally, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following person in the capacity and on the date indicated.

Signature	Title(s)	Date

/s/ HUCK HIBBERD Huck Hibberd	President, Treasurer, and Sole Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director)	February 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the below registrant certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseville, California, on February 23, 2010.

ROSEVILLE MOTOR CORPORATION

By:	/s/ JAMES RENTSCHLER
James Rentschler President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individual whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them severally, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following person in the capacity and on the date indicated.

Signature	Title(s)	Date

/s/ JAMES RENTSCHLER James Rentschler	President, Treasurer, and Sole Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director)	February 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the below registrant certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, California, on February 23, 2010.

STEVENS CREEK MOTORS, INC.

By:	/s/ JOE SPURRIER
Joe Spurrier President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individual whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them severally, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following person in the capacity and on the date indicated.

Signature	Title(s)	Date

/s/ JOE SPURRIER Joe Spurrier	President, Treasurer, and Sole Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director)	February 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the below registrant certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valencia, California, on February 23, 2010.

VALENCIA DODGE

By:	/s/ JOSEPH CARACCIOLO
Joseph Caracciolo President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individual whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them severally, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following person in the capacity and on the date indicated.

Signature	Title(s)	Date

/s/ JOSEPH CARACCIOLO Joseph Caracciolo	President, Treasurer, and Sole Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director)	February 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the below registrant certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Encino, California, on February 23, 2010.

TERRY YORK MOTOR CARS, LTD.

By:	/s/ LINDA TERASHITA
Linda Terashita President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individual whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them severally, as her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for her and in her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following person in the capacity and on the date indicated.

Signature	Title(s)	Date

/s/ LINDA TERASHITA Linda Terashita	President, Treasurer, and Sole Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director)	February 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the below registrant certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, California, on February 23, 2010.

AN FREMONT LUXURY IMPORTS, INC.

By:	/s/ MARK AKBAR
Mark Akbar President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individual whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them severally, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following person in the capacity and on the date indicated.

Signature	Title(s)	Date

/s/ MARK AKBAR Mark Akbar	President, Treasurer, and Sole Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director)	February 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the below registrant certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, California, on February 23, 2010.

CERRITOS BODY WORKS, INC.

By:	/s/ RONNIE VARTANIAN
Ronnie Vartanian
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individual whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them severally, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following person in the capacity and on the date indicated.

Signature	Title(s)	Date

/s/ RONNIE VARTANIAN Ronnie Vartanian	President, Treasurer, and Sole Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director)	February 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the below registrant certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, California, on February 23, 2010.

PEYTON CRAMER AUTOMOTIVE

By:	/s/ SEAN BEARDSLEY
Sean Beardsley
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individual whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them severally, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following person in the capacity and on the date indicated.

Signature	Title(s)	Date

/s/ SEAN BEARDSLEY Sean Beardsley	President, Treasurer, and Sole Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director)	February 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the below registrant certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valencia, California, on February 23, 2010.

VALENCIA B. IMPORTS, INC.

By:	/s/ SUDHIR SOOD
Sudhir Sood
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individual whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them severally, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following person in the capacity and on the date indicated.

Signature	Title(s)	Date

/s/ SUDHIR SOOD Sudhir Sood	President, Treasurer, and Sole Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director)	February 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the below registrant certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on February 23, 2010.

NEWPORT BEACH CARS, LLC

By:	/s/ TIM TAUBER
Tim Tauber
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individual whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them severally, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following person in the capacity and on the date indicated.

Signature	Title(s)	Date

/s/ TIM TAUBER Tim Tauber	President, Treasurer, and Sole Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director)	February 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the below registrant certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, California, on February 23, 2010.

EDGREN MOTOR COMPANY, INC.

By:	/s/ TODD KING
Todd King
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individual whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them severally, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following person in the capacity and on the date indicated.

Signature	Title(s)	Date

/s/ TODD KING Todd King	President, Treasurer, and Sole Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director)	February 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the below registrant certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseville, California, on February 23, 2010.

VANDERBEEK MOTORS, INC.

By:	/s/ TOM HOOD
Tom Hood
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individual whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them severally, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following person in the capacity and on the date indicated.

Signature	Title(s)	Date

/s/ TOM HOOD Tom Hood	President, Treasurer, and Sole Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director)	February 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the below registrant certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cerritos, California, on February 23, 2010.

SMYTHE EUROPEAN, INC.

By:	/s/ WILLIAM R. BERMAN
William R. Berman
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individual whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them severally, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following person in the capacity and on the date indicated.

Signature	Title(s)	Date

/s/ WILLIAM R. BERMAN William R. Berman	President, Treasurer, and Sole Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director)	February 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the below registrants certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, California, on February 23, 2010.

EL MONTE IMPORTS, INC.

JOE MACPHERSON INFINITI

PEYTON CRAMER INFINITI

By:	/s/ STEVE KWAK
Steve Kwak
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individual whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them severally, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following person in the capacity and on the date indicated.

Signature	Title(s)	Date

/s/ STEVE KWAK Steve Kwak	President, Treasurer, and Sole Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director)	February 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the below registrant certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hawthorne, California, on February 23, 2010.

TORRANCE NISSAN, LLC

By:	/s/ MICHAEL A. CUNNINGHAM
Michael A. Cunningham
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individual whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them severally, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following person in the capacity and on the date indicated.

Signature	Title(s)	Date

/s/ MICHAEL A. CUNNINGHAM Michael A. Cunningham	President, Treasurer, and Sole Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director)	February 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the below registrants certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cerritos, California, on February 23, 2010.

ALLISON BAVARIAN HOLDING, LLC

AN CHEVROLET - ARROWHEAD, INC.

AN COLLISION CENTER OF TEMPE, INC.

AN IMPORTS OF SPOKANE, INC.

AN LUXURY IMPORTS HOLDING, LLC

AN LUXURY IMPORTS OF PHOENIX, INC.

AN LUXURY IMPORTS OF SPOKANE, INC.

AN LUXURY IMPORTS OF TUCSON, INC.

AN MOTORS OF SCOTTSDALE, LLC

AN SUBARU MOTORS, INC.

AN WESTERN REGION MANAGEMENT, LLC

AN/PF ACQUISITION CORP.

APPLEWAY CHEVROLET, INC.

AUTO CAR HOLDING, LLC

AUTO MISSION HOLDING, LLC

AUTO MISSION LTD.

AUTONATION OXNARD VENTURE HOLDINGS, INC.

BARGAIN RENT-A-CAR

BELL DODGE, L.L.C.

BROWN & BROWN CHEVROLET - SUPERSTITION SPRINGS, LLC

BROWN & BROWN CHEVROLET, INC.

BROWN & BROWN NISSAN MESA, L.L.C.

BROWN & BROWN NISSAN, INC.

BUICK MART LIMITED PARTNERSHIP

BY: WEBB AUTOMOTIVE GROUP, INC.

ITS: GENERAL PARTNER

CARWELL HOLDING, LLC

CERRITOS BODY WORKS HOLDING, LLC

CERRITOS IMPORTS HOLDING, LLC

COSTA MESA CARS HOLDING, LLC

DOBBS MOTORS OF ARIZONA, INC.

DODGE OF BELLEVUE, INC.

EDGREN MOTOR HOLDING, LLC

EL MONTE IMPORTS HOLDING, LLC

FIT KIT HOLDING, LLC

FIT KIT, INC.

FORD OF GARDEN GROVE LIMITED PARTNERSHIP

BY: WEBB AUTOMOTIVE GROUP, INC.

ITS: GENERAL PARTNER

FREMONT LUXURY IMPORTS HOLDING, LLC

G.B. IMPORT SALES & SERVICE HOLDING, LLC

HOUSE OF IMPORTS HOLDING, LLC

IRVINE IMPORTS HOLDING, LLC

IRVINE IMPORTS, INC.

IRVINE TOYOTA/NISSAN/VOLVO LIMITED PARTNERSHIP

BY: WEBB AUTOMOTIVE GROUP, INC.

ITS: GENERAL PARTNER

JOE MACPHERSON INFINITI HOLDING, LLC

LEXUS OF CERRITOS LIMITED PARTNERSHIP

BY: WEBB AUTOMOTIVE GROUP, INC.

ITS: GENERAL PARTNER

MACHOWARD LEASING HOLDING, LLC

MACPHERSON ENTERPRISES, INC.

MAGIC ACQUISITION HOLDING, LLC

MR. WHEELS HOLDING, LLC

MR. WHEELS, INC.

NEWPORT BEACH CARS HOLDING, LLC

NORTHWEST FINANCIAL GROUP, INC.

PEYTON CRAMER AUTOMOTIVE HOLDING, LLC

PEYTON CRAMER F. HOLDING, LLC

PEYTON CRAMER INFINITI HOLDING, LLC

PIERCE AUTOMOTIVE CORPORATION

PIERCE, LLC

PRIME AUTO RESOURCES, INC.

ROSEVILLE MOTOR HOLDING, LLC

SMYTHE EUROPEAN HOLDING, LLC

STEVENS CREEK HOLDING, LLC

TASHA INCORPORATED

TERRY YORK MOTOR CARS HOLDING, LLC

TORRANCE NISSAN HOLDING, LLC

TOWN & COUNTRY CHRYSLER JEEP, INC.

TOYOTA CERRITOS LIMITED PARTNERSHIP

BY: WEBB AUTOMOTIVE GROUP, INC.

ITS: GENERAL PARTNER

VALENCIA B. IMPORTS HOLDING, LLC

VALENCIA DODGE HOLDING, LLC

VALENCIA H. IMPORTS HOLDING, LLC

VANDERBEEK MOTORS HOLDING, LLC

VINCE WIESE HOLDING, LLC

WEBB AUTOMOTIVE GROUP, INC.

YORK ENTERPRISES HOLDING, LLC

DESERT BUICK-GMC TRUCKS, L.L.C.

DESERT GMC, L.L.C.

DESERT LINCOLN-MERCURY, INC.

SAHARA IMPORTS, INC.

SAHARA NISSAN, INC.

T-WEST SALES & SERVICE, INC.

JRJ INVESTMENTS, INC.

By:	/s/ WILLIAM R. BERMAN
William R. Berman
President

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individuals whose signature appears below hereby constitute and appoint Michael J. Jackson and Jonathan P. Ferrando, and each of them severally, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ WILLIAM R. BERMAN William R. Berman	President and Sole Director (Principal Executive Officer and Director)	February 23, 2010

/s/ MICHAEL A. CUNNINGHAM Michael A. Cunningham	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the below registrant certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, Florida, on February 23, 2010.

ACER FIDUCIARY, INC.

By:	/s/ C. COLEMAN G. EDMUNDS
C. Coleman G. Edmunds
President

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individuals whose signature appears below hereby constitute and appoint Michael J. Jackson and Jonathan P. Ferrando, and each of them severally, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ C. COLEMAN G. EDMUNDS C. Coleman G. Edmunds	President (Principal Executive Officer)	February 23, 2010

/s/ CHERYL SCULLY Cheryl Scully	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 23, 2010

/s/ MICHAEL E. MAROONE Michael E. Maroone	Director	February 23, 2010

/s/ JONATHAN P. FERRANDO Jonathan P. Ferrando	Director	February 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the below registrant certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, Florida, on February 23, 2010.

AUTONATION BENEFITS COMPANY, INC.

By:	/s/ B. GENE CLAYTON
B. Gene Clayton
President

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individuals whose signature appears below hereby constitute and appoint Michael J. Jackson and Jonathan P. Ferrando, and each of them severally, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ B. GENE CLAYTON B. Gene Clayton	President (Principal Executive Officer)	February 23, 2010

/s/ CHERYL SCULLY Cheryl Scully	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 23, 2010

/s/ MICHAEL E. MAROONE Michael E. Maroone	Director	February 23, 2010

/s/ JONATHAN P. FERRANDO Jonathan P. Ferrando	Director	February 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the below registrant certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, Florida, on February 23, 2010.

AUTONATION FINANCIAL SERVICES, LLC

By:	/s/ KEVIN WESTFALL
Kevin Westfall
President

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individuals whose signature appears below hereby constitute and appoint Michael J. Jackson and Jonathan P. Ferrando, and each of them severally, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ KEVIN WESTFALL Kevin Westfall	President (Principal Executive Officer)	February 23, 2010

/s/ CHERYL SCULLY Cheryl Scully	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 23, 2010

/s/ MICHAEL E. MAROONE Michael E. Maroone	Director	February 23, 2010

/s/ JONATHAN P. FERRANDO Jonathan P. Ferrando	Director	February 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the below registrant certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, Florida, on February 23, 2010.

AUTONATION HOLDING CORP.

By:	/s/ MICHAEL E. MAROONE
Michael E. Maroone
President

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individuals whose signature appears below hereby constitute and appoint Michael J. Jackson and Jonathan P. Ferrando, and each of them severally, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ MICHAEL E. MAROONE Michael E. Maroone	President (Principal Executive Officer)	February 23, 2010

/s/ CHERYL SCULLY Cheryl Scully	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 23, 2010

/s/ C. COLEMAN G. EDMUNDS C. Coleman G. Edmunds	Director	February 23, 2010

/s/ GUILLERMO PERNAS, JR. Guillermo Pernas, Jr.	Director	February 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the below registrant certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, Florida, on February 23, 2010.

AUTONATIONDIRECT.COM, INC.

By:	/s/ PHILLIP W. DUPREE
Phillip W. DuPree
President

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individuals whose signature appears below hereby constitute and appoint Michael J. Jackson and Jonathan P. Ferrando, and each of them severally, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ PHILLIP W. DUPREE Phillip W. DuPree	President and Sole Director (Principal Executive Officer)	February 23, 2010

/s/ RONALD L. FREY Ronald L. Frey	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the below registrants certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on February 23, 2010.

DEALERSHIP PROPERTIES, INC.
DEALERSHIP REALTY CORPORATION

By:	/s/ DANIEL G. AGNEW
Daniel G. Agnew
President

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individuals whose signature appears below hereby constitute and appoint Michael J. Jackson and Jonathan P. Ferrando, and each of them severally, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ DANIEL G. AGNEW Daniel G. Agnew	President (Principal Executive Officer)	February 23, 2010

/s/ CHERYL SCULLY Cheryl Scully	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 23, 2010

/s/ MICHAEL E. MAROONE Michael E. Maroone	Director	February 23, 2010

/s/ JONATHAN P. FERRANDO Jonathan P. Ferrando	Director	February 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the below registrant certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buena Park, California, on February 23, 2010.

HOUSE OF IMPORTS, INC.

By:	/s/ PAT LUSTIG
Pat Lustig
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individual whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them severally, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following person in the capacity and on the date indicated.

Signature	Title(s)	Date

/s/ PAT LUSTIG Pat Lustig	President, Treasurer, and Sole Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director)	February 23, 2010

EXHIBIT INDEX

Exhibit No.	Document

1.1	Form(s) of Underwriting Agreement*

4.1	Form of Indenture

4.2	Third Amended and Restated Certificate of Incorporation of AutoNation, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 13, 1999)

4.3	Amended and Restated By-Laws of AutoNation, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 8, 2008)

4.4	Form of debt securities*

4.5	Form of guarantee*

4.6	Form of any certificate of designation, preferences and rights with respect to any preferred stock issued hereunder*

4.7	Form of any preferred stock certificate*

4.8	Form of warrant agreement*

5.1	Opinion of C. Coleman G. Edmunds, Senior Vice President, Deputy General Counsel and Assistant Secretary of the Company**

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the guarantees covered by this Post-Effective Amendment No. 1 to Form S-3

12.1	Statement regarding computation of Consolidated Ratio of Earnings to Fixed Charges

23.1	Consent of KPMG LLP

23.2	Consent of C. Coleman G. Edmunds (included in exhibit 5.1)

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in exhibit 5.2)

24.1	Powers of Attorney (included on the signature pages of the Registration Statement)

25.1	Statement of Eligibility of Trustee on Form T-1*

*	To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.
**	Previously filed as an exhibit to the Registration Statement.